UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

GLOBAL PARI-MUTUEL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32509	88-0396452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 810, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 338-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On May 25, 2011, Global-Pari-Mutuel Services, Inc., a Nevada corporation (the “Company”), completed its previously announced sale of 100% of the outstanding capital stock of its wholly-owned subsidiaries, Royal Turf Club, Inc., a Nevada corporation (“RTCN”), and Royal Turf Club Limited, a St. Kitts and Nevis entity (“RTCK” and together with RTCN, the “RTC Subsidiaries”), in accordance with that certain Share Purchase and Redemption Agreement, dated as of April 21, 2011, by and among Platinum Pari-Mutuel Group, a Nevada corporation (“Platinum”), the Company and James A. Egide, the Company’s founder and former chief executive officer and director, for certain limited purposes (the “Agreement”).  The Company sold the RTC Subsidiaries to Platinum in exchange for an aggregate of 7,000,000 shares of the Company’s common stock held by the equity holders of Platinum, which shares have been redeemed and are now held in treasury by the Company. In addition to Mr. Egide, certain former consultants to and directors of the Company are equity holders of Platinum.  The Company believes the consideration approximates the value of the RTC Subsidiaries.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1
Share Purchase and Redemption Agreement, dated as of April 21, 2011, by and among Platinum Pari-Mutuel Group, Global Pari-Mutuel Services, Inc. and James A. Egide for certain limited purposes (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed April 22, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	GLOBAL PARI-MUTUEL SERVICES, INC.

	By:	/s/ R. Jarrett Lilien
		Name:	R. Jarrett Lilien
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Share Purchase and Redemption Agreement, dated as of April 21, 2011, by and among Platinum Pari-Mutuel Group, Global Pari-Mutuel Services, Inc. and James A. Egide for certain limited purposes (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed April 22, 2011).